Adastra Announces Intention to Terminate SEC Reporting Obligations

LANGLEY, BC / ACCESSWIRE / May 1, 2024 / Adastra Holdings Ltd. (CSE: XTRX) (FRA: D2EP) ("Adastra" or the "Company"), a leading cannabis processor and producer of two top Canadian concentrates brands, with a focus on product innovation and commercialization for adult-use and medical markets, today announces that it will voluntarily file a Form 15F with the United States Securities and Exchange Commission ("SEC") to terminate its SEC reporting obligations and the registration of its common shares under Section 12 (g) the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Under SEC rules, a foreign private issuer such as the Company may deregister a class of its securities under the Exchange Act, and terminate the associated reporting obligations, if it meets certain conditions.

The Company has determined that the costs associated with continuing the registration of its common shares under the Exchange Act exceed the benefits received by the Company from maintaining its registration.

The filing of Form 15F will immediately suspend the Company's reporting obligations under the Exchange Act, and the deregistration will become effective 90 days from today.

The Company's common shares will continue to trade on the Canadian Securities Exchange and the Company will continue to comply with its Canadian continuous disclosure obligations by making filings with the applicable Canadian securities regulators. Such filings will continue to be available under the Company's profile on the System for Electronic Document Analysis and Retrieval (SEDAR+) at www.sedarplus.ca.

About Adastra Holdings Ltd.

Adastra has become one of Canada's leaders in the supply and manufacturing of ethnobotanical and cannabis products for lawful adult-use. It serves medical markets and engages in forward-looking therapeutic applications. With cannabis concentrate products sold through retailers at more than 2,000 locations across Canada, Adastra's Phyto Extractions and Endgame Extracts brands are now well established with a solid distribution presence. As a Health Canada licensed facility, it specializes in extraction, distillation and manufacturing of a range of cannabis-derived products. Adastra partners with healthcare professionals and practitioners within the regulated environment to create products suitable for the medical cannabis market, with the ultimate aim of addressing the needs of patients. For more information, visit: www.adastraholdings.ca.

Common shares of Adastra trade under the symbol XTRX on the Canadian Securities Exchange and under the symbol XTXXF on the OTC Pink Market.

On behalf of the Board of Directors,

Lachlan McLeod, Interim CEO, CFO & Corporate Secretary
(778) 715 5011

For additional information, please contact:

(778) 715 5011
info@adastraholdings.ca

Forward-Looking Information

This news release contains forward-looking information within the meaning of Canadian securities legislation concerning the business of the Company. Forward-looking information is based on certain key expectations and assumptions made by the management of the Company. Forward-looking information in this release includes the Company's intention to terminate its reporting obligations with the SEC; that the filing of the Form 15F will immediately suspend the Company's reporting obligations under the Exchange Act; that the deregistration will become effective 90 days from today; that the Company's common shares will continue to trade on the CSE; that the Company will continue to comply with its Canadian continuous disclosure obligations by making filings with the applicable Canadian securities regulators; and that the Company's filings will continue to be available under the Company's profile on the System for Electronic Document Analysis and Retrieval (SEDAR+) at www.sedarplus.ca. Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information. Important factors that could cause actual results to differ materially from those expressed in the forward-looking information include: changes in the Company's plans with respect to its reporting obligations in the United States and other factors beyond the control of the Company. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Except as required by law, the Company does not intend to update these forward-looking statements.